Exhibit 99.1
REVOCABLE PROXY

MAPICS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Martin D. Avallone and Michael J. Casey, and each of them, proxies with full power of substitution, to act for and in the name of the undersigned to vote all shares of stock of MAPICS, Inc. that the undersigned is entitled to vote at the 2003 annual meeting of shareholders, to be held on February 18, 2003 at 9:00 a.m. Eastern Standard Time at the offices of Alston & Bird LLP, Atlantic Center Plaza, 1180 West Peachtree Street, 15th Floor, Atlanta, GA, and at any and all adjournments or postponements.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES “FOR” THE ELECTION OF THE TWO NOMINEES NAMED IN PROPOSAL 2 AND “FOR” PROPOSALS 1 AND 3. If any other business is presented to a vote of the shareholders at the annual meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors does not know of any other business to be presented to a vote of the shareholders at the annual meeting.

If the undersigned elects to withdraw this proxy on or before the time of the annual meeting or any adjournments or postponements and notifies Martin D. Avallone, our Vice President, General Counsel and Secretary, at or prior to the annual meeting of that decision, then the power of this proxy shall be terminated and of no further force and effect. If the undersigned withdraws this proxy in the manner described above and does not submit a duly executed and subsequently dated proxy card prior to the annual meeting, the undersigned may vote all shares of common stock owned by the undersigned as of the record date, January 14, 2003, in person at the annual meeting.

☒    Please mark votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS

MARK HERE IF YOU PLAN ON ATTENDING THE MEETING    ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW       ☐
(Continued and to be signed on reverse side)

1. Approval of the issuance of the shares of MAPICS common stock in the merger.	☐	FOR	☐ AGAINST	☐ ABSTAIN

2.     The election of (01) Terry H. Osborne and (02) H. Mitchell Watson, Jr. as Class III directors to serve until the 2006 annual meeting of shareholders and until their successors are elected and qualified.
	☐	FOR	☐ WITHHELD
☐ For all nominees except as noted above

3. Amendment to the MAPICS 1998 Amended and Restated Long-Term Incentive Plan to increase the number of shares of MAPICS common stock available for awards from 4,500,00 shares to 6,000,000 shares.	☐	FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorize officer.

Signature:                                            Date:                                            Signature:                                            Date: